SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2009
MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090

(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 25, 2009, MRV Communications, Inc. announced the appointment of Jennifer Hankes Painter, 39, as its Vice President, General Counsel.
Prior to joining MRV on February 23, 2009, Ms. Painter served from 2004 to 2008, as vice president, assistant general counsel for The Ryland Group, Inc., a national residential homebuilder headquartered in Calabasas, California, where she was responsible for the company’s regulatory compliance, corporate governance, financings, and general corporate and employment law. From 2001 to 2004, Ms. Painter served as vice president, general counsel of Cadiz Inc., a water and agricultural company headquartered in Los Angeles, California, with operations in the United States and abroad. At Cadiz, Ms. Painter was responsible for domestic and international finance and contract negotiations, regulatory compliance, corporate governance, litigation and intellectual property issues. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell, an international law firm, where she dealt with merger and acquisition transactions, initial public offerings and other securities matters for the banking, finance, technology and telecommunications industries and served as an officer in the U.S. Army Corps of Engineers, where her duties included construction and design project management. She received a Bachelor of Science degree in Civil Engineering from the United States Military Academy at West Point in 1991 and a Juris Doctor degree from Loyola Law School in Los Angeles in 1997. Ms. Painter is an active member of the California Bar.
A copy of MRV’s press release of February 25, 2009 is attached to this Report as Exhibit 99.1.
The information in this Report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (d)    Exhibits
          Exhibit 99.1   Registrant’s Press Release of February 25, 2009

SIGNATURE
Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: February 25, 2009

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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